UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2026 (August 31, 2026)

Cardiff Lexington Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 East Main Street, Lexington, KY	40502
(Address of principal executive offices)	(Zip Code)

(800) 530-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933) or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On August 31, 2026, Cardiff Lexington Corporation (the “Company”) filed a certificate of designation (the “Certificate of Designation”) with the Nevada Secretary of State’s Office to establish a new series of the Company’s preferred stock designated as series A-1 preferred stock. Pursuant to the Certificate of Designation, the Company designated 2 shares of its preferred stock as series A-1 preferred stock. Following is a summary of the material terms of the series A-1 preferred stock:

•	Ranking. The series A-1 preferred stock ranks, with respect to the distribution of assets upon liquidation, (i) senior to all common stock and to each other class or series of capital stock that is not expressly made senior to or on parity with the series A-1 preferred stock; (ii) on parity with the Company’s series A preferred stock and to each other class or series of capital stock that is not expressly subordinated or made senior to the series A-1 preferred stock; and (iii) junior to the Company’s series F-1 preferred stock, series L preferred stock, series N senior convertible preferred stock, series X senior convertible preferred stock, series Y senior convertible preferred stock and to each other class or series of capital stock that is expressly made senior to the series A-1 preferred stock, as well as to all indebtedness and other liabilities with respect to assets available to satisfy claims against the Company.

•	Dividend Rights. The series A-1 preferred stock is not entitled to participate in any distributions or payments to the holders of common stock or any other class of stock and shall have no economic interest in the Company.

•	Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, a merger or consolidation of the Company wherein the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company, the holders of the series A-1 preferred stock shall be entitled to receive from any distribution of assets of the Company an amount per share equal to the stated value of $250, which amount shall be paid after payment is made to the holders of senior securities, pari passu with all holders of parity securities and in preference to the holders of junior securities, including the common stock. Once the holders receive the foregoing from any such liquidation, dissolution or winding up, the holders shall not participate with the common stock or any other class of stock.

•	Voting Rights. Each share of series A-1 preferred stock shall have a number of votes at any time equal to (i) 25% of the number of votes then held or entitled to be made by all other equity securities of the Company, including, without limitation, the common stock, plus (ii) one (1). The series A-1 preferred stock shall vote on any matter submitted to the holders of common stock, or any other class of voting securities, for a vote, and shall vote together with the common stock, or any other class of voting securities, as applicable, on such matter; provided that the series A-1 preferred stock shall not have the right to vote on any matter as to which solely another series of preferred stock is entitled to vote.

•	Transfer. Upon the transfer of any share of series A-1 preferred stock, except for a transfer by the holder to an affiliate, whether such transfer is voluntary or involuntary, such share of series A preferred stock shall automatically, and without any action being required by the Company or the holder, be converted into one (1) share of common stock.

•	Other Rights. Holders of series A-1 preferred stock do not have any conversion (except as set forth above) or redemption rights.

The foregoing summary of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as an exhibit to this report and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 above is incorporated herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Series A-1 Preferred Stock of Cardiff Lexington Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2026	CARDIFF LEXINGTON CORPORATION

/s/ Alex Cunningham
Name: Alex Cunningham
Title: Chief Executive Officer

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